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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported): February 16, 2000



                            VIROPHARMA INCORPORATED
                            -----------------------
                 (Exact name of issuer as specified in charter)



DELAWARE                             0-21699                      23-2789550
(State or Other Jurisdiction       (Commission                 (I.R.S. Employer
   of Incorporation or                file                      Identification
      Organization)                  number)                        Number)
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                            405 Eagleview Boulevard
                           Exton, Pennsylvania  19341
                    (Address of principal executive offices)


                                 (610) 458-7300
              (Registrant's telephone number, including area code)
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Item 5.   Other Events.
          ------------

On February 16, 2000, ViroPharma Incorporated ("ViroPharma") announced that it intends, subject to market and other conditions, to make a private offering of $100 million of convertible subordinated notes due 2007, with an option to issue an additional $20 million of notes. The notes will be convertible into shares of ViroPharma common stock and will be subordinated in right of payment to all senior indebtedness of ViroPharma.

ViroPharma intends to use the net proceeds of the offering for the commercialization of pleconaril, including pre-marketing activities, manufacturing of initial launch inventory, hiring a specialty sales force, expanding that sales force to maximize the return for pleconaril from a potential co-promotion partnership and building the requisite infrastructure.
Additionally, it intends to use the remaining proceeds for the potential acquisition of marketed products, ongoing conduct of human clinical trials for hepatitis C and respiratory syncytial virus disease product candidates, ongoing research, further clinical development of pleconaril and for general corporate purposes.


This current report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of these securities. The notes and common stock issuable upon conversion of the notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from the registration requirements. This current report is being filed pursuant to and in accordance with Rule 135c under the Securities Act.


This current report contains forward-looking statements that involve a number of risks and uncertainties, including those relating to the marketing of the notes and the commercialization and manufacturing activities for pleconaril, hiring a sales force, building infrastructure and acquiring products from third parties.
There can be no assurance that ViroPharma will be able to accomplish these objectives on a timely basis, or at all. Many factors could negatively affect the success of our efforts. Investigational pharmaceutical products, such as pleconaril and ViroPharma's product candidates for hepatitis C and respiratory syncytial virus, require significant time and effort for research and development, laboratory testing and clinical testing prior to regulatory approval and commercialization. The development of a marketing and sales capability will require significant expenditures, management resources and time.
We may be unable to build such a sales force. As a result, all of the activities described in this current report are subject to risks and uncertainties. Neither the Food and Drug Administration nor any other regulatory authority has approved any of ViroPharma's product candidates for commercialization. There can be no assurance that the Food and Drug Administration or other regulatory authority approval for any product candidate under development by ViroPharma will be granted on a timely basis or at all. Even if approved, there can be no assurance that such drug candidates will achieve market acceptance. These factors, and other factors that could cause future results to differ materially from the expectations expressed in this current report, include, but are not limited to, those described in ViroPharma's Registration Statement on Form S-3 dated October
21, 1999 filed with the Securities and Exchange Commission. The forward-looking statements contained in this current report may become outdated over time.
ViroPharma does not assume any responsibility for updating any forward-looking statements.

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                                   SIGNATURES
                                   ----------

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    VIROPHARMA INCORPORATED



                                    By:       /s/  Thomas F. Doyle
                                       ----------------------------------------
                                         Name:     Thomas F. Doyle
                                         Title:    Vice President, General
                                                   Counsel and Secretary

Dated:    February 16, 2000